Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Jeffrey R. Immelt, Benjamin W. Heineman, Jr., Keith S. Sherin, Philip D. Ameen, Michael R. McAlevey, and Robert E. Healing, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 2003, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 1st day of March, 2004.

/s/ Jeffrey R. Immelt

Jeffrey R. Immelt
Chairman of the Board
(Principal Executive
Officer and Director)

/s/ Keith S. Sherin		/s/ Philip D. Ameen

Keith S. Sherin		Philip D. Ameen
Senior Vice President-Finance		Vice President and Comptroller
(Principal Financial Officer)		(Principal Accounting Officer)

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/s/ James I. Cash, Jr.	/s/ Rochelle B. Lazarus

James I. Cash, Jr.	Rochelle B. Lazarus
Director	Director

/s/ Dennis D. Dammerman	/s/ Sam Nunn

Dennis D. Dammerman	Sam Nunn
Director	Director

/s/ Ann M. Fudge

Ann M. Fudge	Roger S. Penske
Director	Director

/s/ Claudio X. Gonzalez	/s/ Andrew C. Sigler

Claudio X. Gonzalez	Andrew C. Sigler
Director	Director

/s/ Andrea Jung	/s/ Robert J. Swieringa

Andrea Jung	Robert J. Swieringa
Director	Director

/s/ Douglas A. Warner III

Alan G. Lafley	Douglas A. Warner III
Director	Director

/s/ Kenneth G. Langone	/s/ Robert C. Wright

Kenneth G. Langone	Robert C. Wright
Director	Director

/s/ Ralph S. Larsen

Ralph S. Larsen
Director

A MAJORITY OF THE BOARD OF DIRECTORS
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